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                                                                   Exhibit 10.54


May 10, 2001

Wachovia Bank N.A.
191 Peachtree Street, 26th Floor
GA-423
Atlanta, GA 30303
Attn: Elizabeth Wagner
Via Fax:          404-332-5152

Blue Ridge Asset Funding Corporation
100 North Main Street
Winston Salem, MC 27150
Attn: John Dillon
Via Fax:          336-732-5021

Blue Ridge Asset Funding Corporation
C/o AMACAR Group L.L.C.
6525 Morrison Boulevard Suite 318
Charlotte, NC 28211
Attn: Douglas K. Johnson
Via Fax:          704-365-1362


Re: Commitment Reduction Notice

To Whom It May Concern:

Please consider this to be our request to reduce the Aggregate Commitment of the Credit and Security Agreement dated July 1, 1999 (as amended and restated thereafter) between Spherion Receivables Corporation as Borrower, Spherion Corporation as initial Servicer, Blue Ridge Asset Funding Corporation (the Conduit), and Wachovia Bank, N.A. as Lender. Please reduce the Aggregate Commitment of the Credit and Security Agreement by $50,000,000. As this Commitment Reduction Notice represents the remaining portion of this facility, this letter also serves as a termination letter for the Credit and Security Agreement. The effective date of this Commitment Reduction Notice and termination, pursuant to Section 1.6 of the Credit and Security Agreement, shall be May 17, 2001.

I would like to thank Wachovia Bank for servicing this agreement during the course of the past two years. Should you have any questions, please call me at 954-489-6120.

Kind regards,

/s/ Bruce T. Petersen

Bruce T. Petersen
Assistant Treasurer

Cc:      Bill McCamey
         Via Fax: 404 332-5016